Logo - American Funds (R)

                           American High-Income Trust
              333 South Hope Street, Los Angeles, California 90071
                  Telephone (213) 486 9200 Fax (213) 486- 9455


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



DAVID C. BARCLAY, President and PEO, and SUSI M. SILVERMAN, Treasurer of American High-Income Trust, (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended September 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                 Principal Financial Officer

AMERICAN HIGH-INCOME TRUST                  AMERICAN HIGH-INCOME TRUST

/s/ David C. Barclay                        /s/ Susi M. Silverman
----------------------------                -----------------------------
David C. Barclay, President                 Susi M. Silverman, Treasurer

Date: December 8, 2004                      Date: December 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN HIGH-INCOME TRUST and will be retained by AMERICAN HIGH-INCOME TRUST and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.